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                                                                   EXHIBIT 23.2


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement (Form S-3 No. 333-42552) of Concord Camera Corp. and in the related Prospectus, and in the following Registration Statements of our report dated September 28, 2004 with respect to the consolidated financial statements and financial statement schedule of Concord Camera Corp., included in its Annual Report (Form 10-K) for the year ended July 2, 2005:


                   Pertaining to the Concord Camera
Form S-8 No.       Stock Option Plan for:
-------------------------------------------------------------------------------
333-80767          Concord Camera Corp. Incentive Plan
333-80705          Urs W. Stampfli
333-74754          Concord Camera Corp. Incentive Plan
333-31208          Harry Dodds
333-31204          Lai Dominic
333-31202          Erwin Scholz
333-81726          Gerald J. Angeli
333-81746          Joseph Flynn
333-81758          Elizabeth Jheeta
333-81766          Patrick Lam Chi Kong
333-81762          Rita Occhionero
333-81760          Alberto Pineres
333-81724          Ralph Sutcliffe
333-102976         Jy Chi George Yu
333-102981         Concord Camera Corp. 2002 Incentive Plan for New Recruits
333-102978         Concord Camera Corp. 2002 Incentive Plan for Non-Officer
                   Employees, New Recruits and Consultants


                                    /s/ Ernst & Young LLP
                                    -----------------------------------------
                                    Certified Public Accountants

Fort Lauderdale, Florida
September 29, 2005